EXHIBIT 99.1




FOR:              AMREP Corporation
                  300 Alexander Park, Suite 204
                  Princeton, New Jersey 08540

CONTACT:          Peter M. Pizza
                  Vice President and
                  Chief Financial Officer
                  (609) 716-8210

                                                           FOR IMMEDIATE RELEASE

                 AMREP REPORTS FIRST QUARTER FISCAL 2008 RESULTS

Princeton, New Jersey, September 10, 2007 - AMREP Corporation (NYSE:AXR) today reported net income of $6,263,000, or $0.94 per share, for its fiscal 2008 first quarter ended July 31, 2007 compared to net income of $15,804,000, or $2.38 per share, in the first quarter of the prior fiscal year. Results for the first quarter of 2008 included net income from continuing operations of $6,320,000, or $0.95 per share, and a loss from discontinued operations, net of tax, of $57,000, or $0.01 per share, while the results for the first quarter of 2007 were entirely from continuing operations. Revenues were $51,359,000 in the first quarter this year versus $58,269,000 in the first quarter of fiscal 2007.

The net loss from discontinued operations in the first quarter of 2008 reflected costs incurred in connection with the settlement of all litigation related to the Company's El Dorado, New Mexico water utility subsidiary that were in addition to costs that were estimated and accrued for this matter in the fourth quarter of 2007.

First quarter revenues from land sales at the Company's AMREP Southwest subsidiary decreased from $32,490,000 in 2007 to $18,150,000 in 2008. This revenue decrease was primarily due to fewer land sales in the Company's principal market of Rio Rancho, New Mexico and a reduction in the average selling price of undeveloped lots. In the first quarter of 2008, the Company sold (i) 122 developed residential lots (totaling approximately 19 acres) and closed one commercial land sale (totaling approximately 14 acres) at an average selling price of $291,000 per acre, and (ii) 330 undeveloped lots (totaling approximately 291 acres) at an average selling price of $29,000 per acre. In the first quarter of 2007, land sales consisted of (i) 318 developed residential lots (totaling approximately 52 acres) and ten commercial land sales (totaling approximately 13 acres) at an average selling price of $277,000 per acre, and
(ii) 392 undeveloped lots (totaling approximately 250 acres) at an average selling price of $59,000 per acre. The increase in the average selling price per acre of developed land was due to a change in the mix of projects from which the land was sold, while the decrease in the average selling price of undeveloped land was attributable to a substantially higher proportion of undeveloped investment land sold in the current year from locations in Rio Rancho that are further removed from developed areas. The average gross profit percentage on land sales increased from 65% for the first three months of 2007 to 68% for the same period of 2008. Revenues and related gross profits from land sales can vary significantly from period to period as a result of many factors, including the nature and timing of specific transactions, and prior results are not necessarily a good indication of what may occur in future periods.

As a result of the above  factors,  the pretax  income  contribution  from AMREP
Southwest in the first quarter of fiscal 2008 was $11,714,000, with a contribution to earnings per share of $1.11, compared to a pretax income contribution of $24,243,000 and an earnings per share contribution of $2.30 in

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the first  quarter of the prior year.  Results  for the first  quarter of fiscal
2007 included a pre-tax gain of $4,107,000 (equivalent to $0.39 per share) from the sale of certain AMREP Southwest non-inventory real estate assets, including the Company's office building in Rio Rancho.

While there has been a softening of the Rio Rancho real estate market since last year's first quarter, the first quarter 2008 revenues and pretax profit of AMREP Southwest exceeded the amounts reported in each of the third and fourth quarters of fiscal 2007.

Revenues from the Company's Kable Media Services subsidiary increased from $20,827,000 in the first quarter of 2007 to $32,299,000 in 2008's first quarter due to the January 2007 acquisition of Palm Coast Data Holdco, Inc. by Kable. Revenues from Fulfillment Services operations increased from $17,572,000 in last year's first quarter to $28,988,000 in the current year's period, including $13,119,000 of revenues from Palm Coast. The increase in Fulfillment Services revenues resulting from the Palm Coast acquisition was partly offset by decreases in revenues from other parts of Kable's Fulfillment Services business. Revenues from Kable's Newsstand Distribution Services operations were $3,311,000 and $3,255,000 in the three month periods ended July 31, 2007 and 2006. Kable's operating expenses increased by $11,921,000 in the first quarter of 2008 compared to the same period in the prior year, with such increase being primarily attributable to the additional operating expenses of Palm Coast, which were offset in part by decreased payroll and benefit expenses resulting from lower sales volumes in the other parts of the Fulfillment Services business.

As a result of the above factors, the pretax contribution from Kable was a loss of $2,558,000, or a loss net of tax of $0.24 per share, in the first quarter of 2008, compared to pretax income of $596,000, with a contribution to earnings per share of $0.06, in the same period of 2007. The Company recently initiated a project to consolidate the Kable and Palm Coast fulfillment operations in order to improve operating efficiencies and customer service and also to reduce costs. In connection with this consolidation effort, the first quarter results for 2008 included a charge of approximately $300,000 for severance costs relating to a workforce reduction of approximately 75 people. The Company expects to realize annual operating cost savings of approximately $2,700,000 from this workforce reduction.

AMREP Corporation's AMREP Southwest Inc. subsidiary is a major landholder and leading developer of real estate in New Mexico, and its Kable Media Services, Inc. subsidiary distributes magazines to wholesalers and provides subscription fulfillment and related services to publishers and others. The quarterly results should be considered in conjunction with the Company's audited financial statements for fiscal 2007, which are included in the Company's 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The 2007 Annual Report is available through the Company's website, www.amrepcorp.com, and any shareholder may receive a hard copy of the 2007 Annual Report without charge upon request to the Company.

                                      *****

The statements in this news release regarding the project to consolidate the operations of the fulfillment services business and the estimated cost savings of the workforce reduction are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the control of AMREP and that could cause actual results to differ materially from such statements, including, without limitation, the Company's ability to efficiently integrate the components of its fulfillment services business, the effect on the Company and its customers of increased paper costs and postal rates, the Company's ability to migrate customers to an internal data processing system and the effects of competitive pressures. Further information about these and other relevant risks

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and  uncertainties may be found in the Company's Form 10-K and its other filings with the Securities and Exchange Commission, all of which are available from the Commission as well as from other sources. Recipients of this news release are cautioned to consider these risks and uncertainties and to not place undue reliance on the forward-looking statements contained therein. AMREP disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                                AMREP Corporation
                                and Subsidiaries
                              Financial Highlights
                                   (Unaudited)

                                                Three Months Ended July 31,
                                                ---------------------------
                                            2007                        2006
                                            ----                        ----
Revenues                                $ 51,359,000               $ 58,269,000

Net income:
   Continuing operations                $  6,320,000               $ 15,804,000
   Discontinued operations                   (57,000)                      -
                                        --------------            --------------
                                        $  6,263,000               $ 15,804,000
                                        --------------            --------------

Earnings per share - Basic and
Diluted:
   Continuing operations                $       0.95               $       2.38
   Discontinued operations                     (0.01)                      -
                                        --------------            --------------
                                        $       0.94               $       2.38
                                        --------------            --------------

Weighted average number of common
shares outstanding                         6,653,000                  6,644,000
                                        --------------            --------------